Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares (together with its subsidiaries, the Company, we, us, or our), is the Company’s Conflict Minerals Report for the reporting period January 1 to December 31, 2022, in accordance with Section 13p of the Securities Exchange Act of 1934, as amended and Rule 13p-1 thereunder. As American Depositary Shares representing the Company’s ordinary shares are listed on the New York Stock Exchange, it is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) relating to “Conflict Minerals.” Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (SEC) address the sourcing of tin, tantalum, tungsten, and gold (3TG minerals) necessary to the functionality or production of our products from the Democratic Republic of the Congo (DRC) and adjoining Covered Countries, as defined in Item 1.01 of the Form SD that accompanies this Report, which are known locations where armed groups mine and sell these minerals to finance civil violence. Both this Report and the Form SD are also available on the Company’s website at https://www.freseniusmedicalcare.com/en/sustainability/supply-chain.

The following is a description of the measures taken by the Company, a registrant, to exercise due diligence on the source and chain of custody of the subject minerals.

Section (1) Due Diligence:

The Company’s comprehensive Responsible Minerals Sourcing Program (Program) includes a due diligence process that was designed to conform, and continues to conform, in all material respects, to the criteria set forth in the internationally recognized Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (OECD Guidance).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.	Establish strong company management systems

a.	As part of our on-going self-assessment and improvement efforts, we are continuing to educate our value chain on our Policy (updated in 2022) and monitor its effectiveness for our responsible sourcing efforts.

b.	The Company structured internal management to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations and establishing a cross-functional Responsible Minerals Sourcing team (the Team). The primary and secondary contributors on the Team were designated and notified of their responsibilities. As part of the Company’s annual Program review process, the Team conducted a virtual workshop to identify areas for improvement. Training was provided during the workshop and a Program-specific process and procedure document was created for, and is available to, all relevant Company personnel.

c.	The Company established a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform (iPCMP) recommended by our consultant, Vitruvian Consulting, LLC,, to monitor all relevant data.

d.	For reporting year 2022, we continued to strengthen and improve supplier engagement over previous years by providing resources to our suppliers, and by updating the training provided to suppliers. The Company also provided feedback and engagement recommendations to suppliers that declared potential smelters or refiners (SORs) in their supply chains. Furthermore, the Company maintains and updates its Supplier Code of Code documentation and its Responsible Minerals Sourcing Policy as necessary.

e.	The Company maintains a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com, also accessible via https://www.freseniusmedicalcare.com/en/sustainability/supply-chain.

2.	Identify and assess risk in the supply chain

a.	The Company identified risk in the supply chain by first identifying each relevant manufacturing facility, globally. A Subject Matter Expert (SME) was identified for each facility to be the primary internal personnel with the highest degree of familiarity with the materials, products and processes for each corresponding facility. In collaboration with the SMEs, the Team then identified the relevant materials that may contain conflict minerals. The Team reviewed the Company’s product portfolio and identified the products that may contain the previously identified materials, and as a result identified the products manufactured or contracted to manufacture with the potential for being at-risk of containing conflict minerals. After identification of the potentially at-risk products, the SMEs referenced their own supplier and/or procurement data, in addition to their existing expertise with that specific supply chain, and were able to determine the applicable suppliers with whom the Reasonable Country of Origin (RCOI) and corresponding due diligence were to be conducted.

b.	The addition of the SMEs’ knowledge and expertise into the risk identification process enabled the Company to focus its resources on suppliers that represented the highest risk of potentially containing conflict minerals in the products that we purchased during the relevant time period.

c.	Following the initial identification of potentially at-risk suppliers, the Company began its RCOI process.

d.	For a supplier to be considered at-risk during the RCOI process, they were either non-compliant or provided SOR data that indicated potential risk. At-risk suppliers were then escalated to the Team for further review and due diligence on an individual supplier basis. The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving and ongoing process.

3.	Design and implement a strategy to respond to risks

a.	The Team communicates with senior leadership, on a yearly basis, any material risk that may be in the supply chain, in addition to ad-hoc meetings to review Program progress.

b.	The Company devised and implemented a 3-step risk-management strategy. The first step involved a review of the returned RCOI data from the relevant suppliers. Then, if needed, due diligence was conducted with the corresponding supplier(s). Following due diligence, an evaluation of the supplier for compliance was conducted. In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with our policy or did not meet our expectations.

c.	As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel.

d.	The Team was able to identify, monitor and track performance of its risk mitigation efforts and included that information in the meetings with senior leadership utilizing iPCMP for identification, monitoring and tracking performance.

e.	Risk mitigation processes remain in place and are communicated to both the relevant Company personnel as well as suppliers. As a member of the Responsible Minerals Initiative (RMI), our risk mitigation processes related to facilities that smelt, refine and/or process the subject raw materials also remain in place and are consistently reviewed, as contemplated by the Responsible Minerals Assurance Process (RMAP) standard.

4.	Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing

a.	As noted above, the Company is a member of the RMI, which conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.	Report on supply chain due diligence (including due diligence outside the Covered Countries)

a.	The Company reports annually to the SEC by furnishing a Conflict Minerals Report with Form SD.

b.	The Company makes its Form SD and Conflict Minerals Report publicly available at https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

c.	In January 2023, the Company received an inquiry from an investor group regarding its prior year’s disclosure, which included a particular Italian gold refinery as one of the SORs in our value chain.

The following is a brief summary of that inquiry and a short description of the ensuing due diligence we conducted in response:

The inquiry we received concerned allegations of illegal gold mining in Brazil, and the effects that such actions can have on the environment, the economy, the indigenous population(s), as well as to our brand. Although the allegations did not involve mining in a Covered Country, we nevertheless assembled our RMS Team together with our external consultant, Vitruvian Consulting, LLC., to investigate the matter and conduct any potentially necessary due diligence. While conducting our additional due diligence, we informed the investor group that the Italian gold refiner they referenced is, has been, and continues to be on the London Bullion Market Association’s (LBMA) Good Delivery List. Moreover, publicly available information indicated that the refinery had apparently enacted several mitigation measures. Furthermore, in accordance with corporate due diligence obligations in supply chains under the German Supply Chain Act (Lieferkettensorgfaltspflichtengesetz), we have engaged directly with the refinery to discuss our expectations and requirements, and their risk mitigation measures. Notwithstanding our external value chain engagement, we have also conducted additional internal due diligence. As a result of this due diligence, we have found that the overall exposure of our products to gold as a conflict mineral is nearly non-existent. Given the SEC Final Rule’s determination on the inclusion of due diligence without a de minimis threshold, we continue to declare ‘gold’ as used in our products, as well as their corresponding countries of origin, even though it is used sparsely at most in our products.

We continue to monitor the situation.

Steps taken and being taken to mitigate risk:

The Company has taken a number of steps to (i) mitigate the risk that conflict minerals necessary to the functionality or production of our products benefit armed groups in the DRC and/or Covered Countries and (ii) to improve its due diligence. Those steps include:

●	Continuing to provide free, educational training to our suppliers and the relevant personnel at the Company

●	Creating and maintaining Program-specific process and procedure documentation for relevant personnel

●	Focusing on a cross-functional, holistic approach to updating the Program and its Policy to reflect the Company’s commitment to responsible sourcing of minerals

●	Focus of resources on risk-based due diligence, as discussed in the OECD Due Diligence Guidance[1]

Additional information regarding environmental, social and governance topics, including information on our minerals sourcing, can be found in the “Non-Financial Group Report” section of our 2022 annual report available on our website at https://www.freseniusmedicalcare.com/en/media/multimedia/publications/annual-reports

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1) Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

●	Dialysis products, including hemodialysis machines and peritoneal dialysis cyclers.

●	Non-dialysis products, including water filtration units.

The Conflict Minerals Rule requires a Conflict Minerals Report to include description of a registrant's products that have not been found to be “DRC conflict free.” However, under the guidance referred to under “(2), Product Determination” below, we are not required to describe any of our products as having “not been found to be DRC Conflict Free.” Accordingly, we have not included a description of our products in this Report. Information regarding our dialysis and non-dialysis products may be found in “Item 4. Information on the Company – B. Business overview – Health care products” of our Annual Report on Form 20-F for the year ended December 31, 2022 (our 2022 Form 20-F). This reference to our 2022 Form 20-F is included for general information only and our 2022 Form 20-F is not incorporated by reference to this Report.

1 (OECD, 2016)

(2) Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” In addition, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this Report also is not applicable.

Results of our RCOI and Due Diligence Measures:

Table 1 reflects our RCOI and due diligence for tin and tungsten.

Table 2 reflects our RCOI and due diligence for tantalum

Table 3 reflects our RCOI and due diligence for gold. The countries listed in the tables are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified in our 2022 Form 20-F referred to above under “Product Description,” according to the country of origin information available to us as RMI members.

The smelters and refiners as defined by the SEC Final Ruling section II(A)(3) declared by our supply chain can be found in

Table 4.

Table 1

Tin		Tungsten
Australia	Myanmar	Australia	Nigeria
Bolivia	Namibia	Austria	Peru
Bolivia	Nigeria	Bolivia	Portugal
Brazil	Peru	Brazil	Russian Federation
Burundi	Portugal	Burundi	Rwanda
China	Russian Federation	China	Spain
Chinese Taipei	Rwanda	Congo, Democratic Republic of the	Thailand
Colombia	Thailand	Kazakhstan	Uganda
Congo, Democratic Republic of the	Uganda	Kyrgyzstan	United Kingdom
Indonesia	United Kingdom	Malaysia	United States of America
Laos	United States of America	Mexico	Vietnam
Malaysia	Venezuela	Mongolia	Zimbabwe
Mongolia	Vietnam	Myanmar

Table 2

Tantalum
Australia	Congo, Democratic Republic of the	Mozambique	Sierra Leone
Brazil	Ethiopia	Nigeria	Spain
Burundi	Madagascar	Russian Federation	Thailand
China	Malaysia	Rwanda	Zimbabwe

Table 3

Gold
Argentina	Eritrea	Liberia	Saudi Arabia
Armenia	Ethiopia	Mali	Senegal
Australia	Fiji	Mauritania	Sierra Leone
Azerbaijan	Finland	Mexico	Slovakia
Benin	French Guiana	Mongolia	South Africa
Bolivia	Germany	Morocco	South Korea
Botswana	Ghana	Mozambique	Spain
Brazil	Guatemala	Namibia	Sudan
Burkina Faso	Guinea	New Zealand	Suriname
Canada	Guyana	Nicaragua	Swaziland
Chile	Honduras	Niger	Sweden
China	India	Oman	Tanzania
Colombia	Indonesia	Panama	Thailand
Congo, Democratic Republic of the	Japan	Papua New Guinea	Turkiye
Côte d'Ivoire	Kazakhstan	Peru	United States of America
Dominican Republic	Kenya	Philippines	Uzbekistan
Ecuador	Laos	Russian Federation	Zambia
Egypt

Table 4

Alias	Metal	Smelter ID
A.L.M.T. Corp.	Tungsten	CID000004
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Agosi AG	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	CID000058
Asahi Pretec Corp.	Gold	CID000082
Asaka Riken Co., Ltd.	Gold	CID000090
Kennametal Huntsville	Tungsten	CID000105
Aurubis AG	Gold	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
Chimet S.p.A.	Gold	CID000233
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Alpha	Tin	CID000292
DSC (Do Sung Corporation)	Gold	CID000359
Dowa	Gold	CID000401
Dowa	Tin	CID000402
Eco-System Recycling Co., Ltd. East Plant	Gold	CID000425
EM Vinto	Tin	CID000438
F&X Electro-Materials Ltd.	Tantalum	CID000460
Fenix Metals	Tin	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Global Tungsten & Powders Corp.	Tungsten	CID000568
Ximei Resources (Guangdong) Limited	Tantalum	CID000616
LT Metal Ltd.	Gold	CID000689
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Heraeus Germany GmbH Co. KG	Gold	CID000711
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Japan Mint	Gold	CID000823
Japan New Metals Co., Ltd.	Tungsten	CID000825
Jiangxi Copper Co., Ltd.	Gold	CID000855
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CID000917
Asahi Refining Canada Ltd.	Gold	CID000924
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
Kennametal Fallon	Tungsten	CID000966
Kennecott Utah Copper LLC	Gold	CID000969
Kojima Chemicals Co., Ltd.	Gold	CID000981
China Tin Group Co., Ltd.	Tin	CID001070
AMG Brasil	Tantalum	CID001076
LS-NIKKO Copper Inc.	Gold	CID001078
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Materion	Gold	CID001113

Matsuda Sangyo Co., Ltd.	Gold	CID001119
Metallic Resources, Inc.	Tin	CID001142
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor USA Refining Corporation	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	CID001161
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineracao Taboca S.A.	Tin	CID001173
Mineracao Taboca S.A.	Tantalum	CID001175
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Gold	CID001188
Mitsubishi Materials Corporation	Tin	CID001191
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
NPM Silmet AS	Tantalum	CID001200
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Jiangxi New Nanshan Technology Ltd.	Tin	CID001231
Nihon Material Co., Ltd.	Gold	CID001259
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
Operaciones Metalurgicas S.A.	Tin	CID001337
MKS PAMP SA	Gold	CID001352
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PT Artha Cipta Langgeng	Tin	CID001399
PT Babel Inti Perkasa	Tin	CID001402
PT Babel Surya Alam Lestari	Tin	CID001406
PT Bukit Timah	Tin	CID001428
PT Mitra Stania Prima	Tin	CID001453
PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Sariwiguna Binasentosa	Tin	CID001463
PT Stanindo Inti Perkasa	Tin	CID001468
PT Timah Tbk Kundur	Tin	CID001477
PT Timah Tbk Mentok	Tin	CID001482
QuantumClean	Tantalum	CID001508
Rand Refinery (Pty) Ltd.	Gold	CID001512
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CID001522
Royal Canadian Mint	Gold	CID001534
Rui Da Hung	Tin	CID001539
SEMPSA Joyeria Plateria S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622

Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
Solar Applied Materials Technology Corp.	Gold	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
Taki Chemical Co., Ltd.	Tantalum	CID001869
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
Telex Metals	Tantalum	CID001891
Thaisarco	Tin	CID001898
Shandong Gold Smelting Co., Ltd .	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
Torecom	Gold	CID001955
Ulba Metallurgical Plant JSC	Tantalum	CID001969
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	CID002030
White Solder Metalurgia e Mineracao Ltda.	Tin	CID002036
Wolfram Bergbau und Hutten AG	Tungsten	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Yamakin Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CID002158
Tin Smelting Branch of Yunnan Tin Co., Ltd	Tin	CID002180
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CID002243
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Geib Refining Corporation	Gold	CID002459
Magnu's Minerais Metais e Ligas Ltda.	Tin	CID002468
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
PT ATD Makmur Mandiri Jaya	Tin	CID002503
D Block Metals, LLC	Tantalum	CID002504
FIR Metals & Resource Ltd.	Tantalum	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	CID002508
KGHM Polska Miedz Spolka Akcyjna	Gold	CID002511
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512

Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CID002513
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
KEMET de Mexico	Tantalum	CID002539
H.C. Starck Tungsten GmbH	Tungsten	CID002541
TANIOBIS Smelting GmbH & Co. KG	Tungsten	CID002542
Masan High-Tech Materials	Tungsten	CID002543
TANIOBIS Co., Ltd.	Tantalum	CID002544
TANIOBIS GmbH	Tantalum	CID002545
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
Materion Newton Inc.	Tantalum	CID002548
TANIOBIS Japan Co., Ltd.	Tantalum	CID002549
TANIOBIS Smelting GmbH & Co. KG	Tantalum	CID002550
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Global Advanced Metals Boyertown	Tantalum	CID002557
Global Advanced Metals Aizu	Tantalum	CID002558
Al Etihad Gold Refinery DMCC	Gold	CID002560
Emirates Gold DMCC	Gold	CID002561
T.C.A S.p.A	Gold	CID002580
REMONDIS PMR B.V.	Gold	CID002582
Niagara Refining LLC	Tungsten	CID002589
PT Rajehan Ariq	Tin	CID002593
Korea Zinc Co., Ltd.	Gold	CID002605
China Molybdenum Tungsten Co., Ltd.	Tungsten	CID002641
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CID002645
Resind Industria e Comercio Ltda.	Tin	CID002706
Resind Industria e Comercio Ltda.	Tantalum	CID002707
SAAMP	Gold	CID002761
L'Orfebre S.A.	Gold	CID002762
Italpreziosi	Gold	CID002765
Aurubis Beerse	Tin	CID002773
Aurubis Berango	Tin	CID002774
WIELAND Edelmetalle GmbH	Gold	CID002778
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
PT Sukses Inti Makmur (SIM)	Tin	CID002816
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	CID002834
PT Menara Cipta Mulia	Tin	CID002835
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Bangalore Refinery	Gold	CID002863
SungEel HiMetal Co., Ltd.	Gold	CID002918

Planta Recuperadora de Metales SpA	Gold	CID002919
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CID003116
NH Recytech Company	Gold	CID003189
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CID003190
PT Bangka Serumpun	Tin	CID003205
Tin Technology & Refining	Tin	CID003325
Ma'anshan Weitai Tin Co., Ltd.	Tin	CID003379
PT Rajawali Rimba Perkasa	Tin	CID003381
Luna Smelter, Ltd.	Tin	CID003387
KGETS Co., Ltd.	Tungsten	CID003388
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CID003401
Lianyou Metals Co., Ltd.	Tungsten	CID003407
Hubei Green Tungsten Co., Ltd	Tungsten	CID003417
Eco-System Recycling Co., Ltd. North Plant	Gold	CID003424
Eco-System Recycling Co., Ltd. West Plant	Gold	CID003425
PT Mitra Sukses Globalindo	Tin	CID003449
Cronimet Brasil Ltda	Tungsten	CID003468
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	CID003486
CRM Synergies	Tin	CID003524
Metal Concentrators SA (Pty) Ltd.	Gold	CID003575
Fabrica Auricchio Industria e Comercio Ltda.	Tin	CID003582
RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CID003583
Fujian Xinlu Tungsten Co., Ltd	Tungsten	CID003609
PT Putera Sarana Shakti (PT PSS)	Tin	CID003868